Exhibit 99.2
Novocure Announces Last Patient Enrolled in Phase 3 TRIDENT Trial in Newly Diagnosed Glioblastoma

Final data from the TRIDENT trial anticipated in 2026

ROOT, Switzerland – Novocure (NASDAQ: NVCR) today announced that the final patient has been enrolled in the global phase 3 TRIDENT clinical trial evaluating the safety and efficacy of initiating Optune Gio® (formerly known as Optune®) concurrent with radiation therapy and temozolomide (TMZ) for the treatment of adult patients with newly diagnosed glioblastoma (GBM).

“TTFields therapy has played a critical role in the treatment of newly diagnosed glioblastoma for nearly a decade, and the TRIDENT trial represents the potential evolution of this treatment paradigm by introducing TTFields earlier, at the same time as radiation therapy and temozolomide,” said Asaf Danziger, Novocure’s Chief Executive Officer. “Preclinical research has shown that the application of TTFields together with radiation therapy leads to a more pronounced cytotoxic effect in glioma cell lines as compared to TTFields after administration of radiation therapy. The TRIDENT study could unlock our ability to reach patients earlier in their treatment journey, further extending patient survival. We remain committed to exploring opportunities to further extend the survival horizon for patients diagnosed with glioblastoma.”

Optune Gio® is currently approved for use together with maintenance TMZ for the treatment of newly diagnosed GBM following maximal debulking surgery and the completion of radiation therapy.

The TRIDENT clinical trial is a randomized, open-label study designed to enroll 950 adult patients with newly diagnosed GBM. Following maximal debulking surgery, patients enrolled in TRIDENT were randomized to receive either TTFields therapy, concomitant with TMZ and radiation therapy, or TMZ and radiation therapy for six weeks. Following the initial six-week period, all patients receive the current standard of care – TTFields therapy together with maintenance TMZ for a period of 24 months or until a second disease progression is experienced. TRIDENT began enrolling patients in December 2020 and is the largest trial Novocure has conducted to date.

Final data from the TRIDENT trial is anticipated in 2026. The trial’s primary endpoint is overall survival. Secondary endpoints are progression-free survival, one-year and two-year survival rate, overall radiological response, next progression-free survival, progression-free survival at six and 12 months, severity and frequency of adverse events, pathological changes in resected GBM tumors following study treatments, quality of life, dependence of overall survival on TTFields dose at the tumor, and neurological assessment using the NANO scale.

About Optune Gio Optune Gio delivers Tumor Treating Fields (TTFields) therapy to the region of the tumor. Optune Gio, previously known as Optune, is a noninvasive, antimitotic cancer treatment for glioblastoma (GBM).

Exhibit 99.2
TTFields therapy uses electric fields to physically disrupt cell division. TTFields therapy does not stimulate or heat tissue and targets dividing cancer cells of a specific size. TTFields therapy takes advantage of the special characteristics and geometrical shape of dividing cells, which make them susceptible to the effects of the alternating electric fields. TTFields therapy causes minimal damage to healthy cells. Mild to moderate skin irritation is the most common side effect reported. TTFields therapy is approved in certain countries for the treatment of adults with glioblastoma, malignant pleural mesothelioma and pleural mesothelioma, some of the most difficult cancer types to treat.

Important Safety Information
Contraindications
Do not use Optune Gio in patients with an active implanted medical device, a skull defect (such as, missing bone with no replacement), or bullet fragments. Use of Optune Gio together with implanted electronic devices has not been tested and may theoretically lead to malfunctioning of the implanted device. Use of Optune Gio together with skull defects or bullet fragments has not been tested and may possibly lead to tissue damage or render Optune Gio ineffective.
Do not use Optune Gio in patients that are known to be sensitive to conductive hydrogels. In this case, skin contact with the gel used with Optune Gio may commonly cause increased redness and itching, and rarely may even lead to severe allergic reactions such as shock and respiratory failure.

Warnings and Precautions
Do not prescribe Optune Gio for patients that are pregnant, you think might be pregnant or are trying to get pregnant, as the safety and effectiveness of Optune Gio in these populations have not been established.
The most common (≥10%) adverse events involving Optune Gio in combination with temozolomide were thrombocytopenia, nausea, constipation, vomiting, fatigue, medical device site reaction, headache, convulsions, and depression.
The most common (≥10%) adverse events seen with Optune Gio monotherapy were medical device site reaction and headache.
The following adverse reactions were considered related to Optune Gio when used as monotherapy: medical device site reaction, headache, malaise, muscle twitching, fall and skin ulcer.
Use of Optune Gio in patients with an inactive implanted medical device in the brain has not been studied for safety and effectiveness, and use of Optune Gio in these patients could lead to tissue damage or lower the chance of Optune Gio being effective.
If the patient has an underlying serious skin condition on the scalp, evaluate whether this may prevent or temporarily interfere with Optune Gio treatment.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, malignant pleural mesothelioma and pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, gastric

Exhibit 99.2
cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.

Headquartered in Root, Switzerland and with a growing global footprint, Novocure has regional operating centers in Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

Forward-Looking Statements
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